Exhibit 21

SUNTERRA CORPORATION

SUBSIDIARIES LIST

Entity Name	Incorp

AKGI Lake Tahoe Investments, Inc.	CA

AKGI Poipu Inestments, Inc.	HI

AKGI St. Maarten, N.V.	DE/NA

Alpine Apartment Hotel LmbH	Austria

Andalucian Realty Ltd	England & Wales

Argosy Grand Beach, Inc.	GA

Argosy Partners, Inc.	GA

Argosy/KGI Grand Beach Investment Partnership	CA

Argosy/KGI Poipu Investment Partnership, LP	HI

Benal Holdings Limited	Gibraltar

Benal Management Limited	Gibraltar

Blue Bison Funding Corporation	DE

Broome Park Estates Ltd	England & Wales

Canaryroute Limited (f/k/a LSI Travel Club)	England & Wales

Citronsa Canarias SL	Spain

Club Sunterra Development California, LLC (f/k/a Sunterra East Marketing, LLC)	DE

Club Sunterra Development II, LLC (f/k/a Sunterra Texas Development, LLC)	DE

Club Sunterra Development, LLC	DE

Club Sunterra Ltd	England & Wales

Club Sunterra, Inc.	FL

Club Via Limited	England & Wales

Collie Inversion Inmobilario Santa Cruz SL	Spain

Cotiempo SL	Spain

Dutch Elm Holdings, LLC	DE

Dutch Elm, LLC	NV

Epic Declarant, Inc.	DE

Epic Master Funding Corporation	DE

Epic Receivables 1999, LLC	DE

Epic Residual Assets, Inc.	DE

Flanesford Management Limited	England & Wales

Flanesford Priory Limited	England & Wales

Floriana Holdings Limited	Gibraltar

Floriana Management Limited	Gibraltar

George Acquisition Subsidiary, Inc.	NV

Global Management Services Ltd	Isle of Man

Global Vacation Club Gold Ltd	Isle of Man

Grand Beach Partners, L.P.	CA

Grand Beach Resort, Limited Partnership	GA

Grand Vacation Company (Europe) Ltd	England & Wales

Grand Vacation Travel Ltd	England & Wales

GVC Deutschland Betriebsgesellschaft mbH	Germany

GVC Deutschland Holding GmbH	Germany

GVC Deutschland Vertriebsgesellschaft mbH	Germany

GVC Gran Canarias Management SL	Spain

GVC Nominee Ltd	England & Wales

GVC Spanish Benalmadena Management SL	Spain

GVC Spanish Management SL	Spain

Hewicoon SL	Spain

International Timeshares Marketing LLC	DE

Kabushiki Gaisha Kei, LLC	CA

Kenmore Club Ltd	Scotland

KGI Grand Beach Investments, Inc.	GA

KGK Investors, Inc.	CA

KGK Lake Tahoe Development, Inc.	CA

KGK Partners, Inc.	CA

Lake Tahoe Resort Partners, LLC	CA

Los Amigos Beach Club Limited	Isle of Man

Los Amigos Beach Club Management Limited	Isle of Man

LS Financial Services Limited	England & Wales

LS International Resort Management Limited	England & Wales

LS Interval Ownership Limited	England & Wales

LSI (Wychnor Park) Limited	England & Wales

LSI Developers, Ltd	England & Wales

LSI Properties Ltd	England & Wales

Mazatlan Development Inc.	WA

Mercadotechnia de Hospedaje S.A. de C.V.	Mexico

Merceta Canarias SL	Spain

Meridiat Canarias SL	Spain

MMG Development Corp	FL

Octopus GmbH	Austria

Pastor Inmobiliario Insular SL	Spain

Pine Lake Management Services Limited	England & Wales

Pine Lake plc	England & Wales

Poipu Resort Management Company	HI

Poipu Resort Partners, LP	HI

Premier Vacations, Inc.	FL

Resort Management International, Inc.	CA

Resort Marketing International, Inc.	CA

Resort Marketing International, Inc.	DE

Resot Management Services SL	Spain

RPM Management LLC	DE

RPM Management, Inc.	AZ

Sahara Sunset Resort Management SL	Spain

Signature Capital - West Maui L.L.C.	DE

Signature Grand Villas, Inc.	USVI

SunSera Funding Corp.	NV

Sunset Sur SA	Spain

Sunterra Balearic Sales SL	Spain

Sunterra Centralized Services Company	DE

Sunterra Centralized Services Global, LLC	DE

Sunterra Centralized Services Nevada, LLC	DE

Sunterra Centralized Services USA, LLC	DE

Sunterra Citrus Share Holding, Inc. (f/k/a Sunterra South Marketing, LLC)	DE

Sunterra Clubs (Europe) Ltd	England & Wales

Sunterra Communications, LLC	DE

Sunterra Coral Sands Development, LLC	DE

Sunterra Cypress Pointe I Development, LLC	DE

Sunterra Cypress Pointe II Development, LLC	DE

Sunterra Cypress Pointe III Development, LLC	DE

Sunterra Daytona Beach Development, LLC (f/k/a Sunterra Bent Creek Golf Course Development, LLC)	DE

Sunterra Developer and Sales Holding Company	DE

Sunterra Epic Mortgage Holdings, LLC (f/k/a Sunterra KGK Partners Finance, LLC)	DE

Sunterra Europe (Group Holdings) plc	England & Wales

Sunterra Europe Ltd	England & Wales

Sunterra Fall Creek Development, LLC	DE

Sunterra Finance Holding Company	DE

Sunterra Financial Services, Inc.	NV

Sunterra Golf Holding Company	CA

Sunterra Grand Beach I Development, LLC	DE

Sunterra Grand Beach II Development, LLC	DE

Sunterra Greensprings Development, LLC	DE

Sunterra Hilton Head Development, LLC (f/k/a Sunterra Bent Creek Village Development, LLC)	DE

Sunterra Italia Sri	Italy

Sunterra Kallof Place Development, LLC	DE

Sunterra Lake Tahoe Development, LLC	DE

Sunterra Las Vegas Development, LLC (f/k/a Sunterra Polynesian Isles Development, LLC)	DE

Sunterra Management and Exchange Holding Company	DE

Sunterra Mortgage Holdings, LLC	DE

Sunterra Pacific Realty, Inc. (f/k/a VI Realty, Inc.)	CO

Sunterra Pacific, Inc. (f/k/a Vacation Internationale, Inc.)	WA

Sunterra Palm Sprigs Development, LLC (f/k/a Sunterra North Marketing, LLC)	DE

Sunterra Poco Diablo Development, LLC	DE

Sunterra Port Royal Development, LLC	DE

Sunterra Portugal Clube de Ferias Ltd	Portugal

Sunterra Powhatan Development, LLC	DE

Sunterra Residual Assets Development, LLC	DE

Sunterra Residual Assets Finance, LLC	DE

Sunterra Residual Assets M&E, LLC	DE

Sunterra Ridge on Sedona Development, LLC	DE

Sunterra Ridge Pointe Development, LLC	DE

Sunterra Sales Italy Srl	Italy

Sunterra San Luis Bay Development, LLC	DE

Sunterra Santa Fe Development, LLC	DE

Sunterra Scottsdale Development, LLC (f/k/a Sunterra Poipu GP Development, LLC)	DE

Sunterra Sedona Springs Development, LLC	DE

Sunterra Sedona Summit Development, LLC	DE

Sunterra Spanish Sales SL	Spain

Sunterra St. Croix Development, LLC	DE

Sunterra St. Croix, Inc.	USVI

Sunterra Steamboat Development, LLC	DE

Sunterra Tahoe Beach & Ski Development, LLC	DE

Sunterra Tenerife Sales SL	Spain

Sunterra Title Ltd	England & Wales

Sunterra Travel Ltd	England & Wales

Sunterra Travel, Inc. (f/k/a Vacation Time Travel, Inc.)	WA

Sunterra Villa Mirage Development, LLC	DE

Sunterra Villas of Sedona Development, LLC	DE

Sunterra Voyages SARL	France

Sunterra West Marketing, LLC	DE

TerraSun Holdings, L.L.C.	DE

TerraSun, L.L.C.	NV

Thurnham Vacation Club Management Limited	England & Wales

Torres Mazatlan S.A. de C.V.	Mexico

Torres Vallarta S.A. de C.V.	Mexico

Vacaciones Compartidos Mazatlan y Vallarta, S.A. de C.V.	Mexico

Vacacionistas Internacionales Mazatlan S.A. de C.V.	Mexico

Vacacionistas Internacionales Vallarta S.A. de C.V.	Mexico

Vacation Club Partnerships Limited	England & Wales

Vacation Owners Club SA	Spain

Vacation Research Ltd	England & Wales

Vacation Time Share Travel, Inc.	Bahamas

Vilar Do Golf Empreendimentos Turisticos Lda	Portugal

West Maui Resorts Partners, LP	DE